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                                                      Registration No. 333-82718

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                     ENTRAVISION COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


                            Delaware                                                     95-4783236
                (State or other jurisdiction of                                       (I.R.S. Employer
                 incorporation or organization)                                      Identification No.)

            2425 Olympic Boulevard, Suite 6000 West                                         90404
                    Santa Monica, California                                             (Zip Code)
            (Address of Principal Executive Offices)

                     ENTRAVISION COMMUNICATIONS CORPORATION
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                         Walter F. Ulloa                                                   Copy To:
              Chairman and Chief Executive Officer                                  Lance Jon Kimmel, Esq.
             2425 Olympic Boulevard, Suite 6000 West                                   Foley & Lardner
                 Santa Monica, California 90404                               2029 Century Park East, Suite 3500
             (Name and address of agent for service)                            Los Angeles, California 90067
                         (310) 447-3870                                                 (310) 277-2223
  (Telephone number, including area code, of agent for service)

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                                  Introduction
                                  ------------

         This Post-Effective Amendment No. 1 ("Amendment No. 1") to the Registration Statement on Form S-8 (SEC File No. 333-82718) filed on February 14, 2002 (the "Original Filing") is being filed for the purpose of identifying certain selling stockholders ("Selling Stockholders") who are our affiliates and who may offer and sell shares of our Class A common stock, $0.0001 par value per share, from time to time, on the New York Stock Exchange or in private transactions at prevailing market prices or at privately negotiated prices.

         Each Selling Stockholder referred to in this prospectus may use this prospectus to sell a maximum number of the shares of our Class A common stock (the "Stock") set forth in the table below. The Selling Stockholders are not required to sell the shares of the Stock and sales of the Stock are entirely at the discretion of each Selling Stockholder. Each Selling Stockholder may sell the Stock on the open market at market price in ordinary broker transactions, in negotiated transactions, in hedging transactions or pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and each may pay broker commissions in connection with such transactions. Each Selling Stockholder is responsible for any brokerage commissions or expenses he or she incurs in connection with the sale of the Stock.

         We have paid the expenses incurred in connection with the registration of the Stock under the Securities Act. We will not receive any proceeds from the sale of such Stock.

         This Amendment No. 1 incorporates by this reference the contents of the Original Filing, to the extent not inconsistent with this Amendment No. 1.

         We will supplement this prospectus, from time to time, as the names of additional Selling Stockholders and/or the amounts of the shares of Stock to be re-offered become known to us. We will file all such supplements to this prospectus with the Securities and Exchange Commission (the "Commission") as required by Rule 424(b) under the Securities Act.

         With this filing, the following Selling Stockholders are covered by this Amendment No. 1, each with the respective number of shares allocated from the aggregate amount originally registered:

              Selling Stockholders                  Plan Shares
              --------------------                  -----------
              Philip C. Wilkinson                      1,894
              Jeanette Tully                             151
              Jeffery A. Liberman                        251
              Glenn Emanuel                              401

                                       1

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Certain information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act, is not required to be filed with the Commission and is omitted from this Amendment No. 1 in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

         Certain other information required by Part I of Form S-8 is incorporated by reference to the Original Filing.

                                       2

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     We are incorporating by reference into this Amendment No. 1 the following documents previously filed with the Commission:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (SEC File No. 001-15997), which includes audited financial statements as of and for the fiscal year ended December 31, 2001.

     (b) All other reports which we filed with the Commission pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of our Class A common stock in our Registration Statement on Form 8-A (SEC File No. 001-15997) filed with the Commission on July 20, 2000 pursuant to Section 12 of the Exchange Act, which, in turn, incorporated such description by reference to page 78 of our Preliminary Prospectus, dated April 20, 2000, filed with the Commission on April 21, 2000, as part of our Registration Statement on Form S-1 (SEC File No. 333-35336), and any amendments or reports filed to update the description.

     All documents we filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Amendment No. 1 and prior to the filing of any post-effective amendment to this Amendment No. 1 which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Amendment No. 1 and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     A partner of Foley & Lardner holds 14,450 shares of our Class A common stock and stock options to acquire 50,000 shares of our Class A common stock.

Item 6. Indemnification of Directors and Officers.

     Incorporated by reference to the Original Filing.

Item 7. Exemption from Registration Claimed.

     Not applicable.

                                      II-1

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Item 8. Exhibits.

Exhibit
Number    Exhibit
------    -------

4.1 Entravision Communications Corporation 2001 Employee Stock Purchase Plan (filed as an exhibit to the registrant's definitive Proxy Statement filed with the Securities and Exchange Commission on April 9, 2001)

5 Opinion of Foley & Lardner (filed as an exhibit to the Original Filing filed with the Securities and Exchange Commission on February 14,
          2002)

23.1 Consent of Foley & Lardner (filed as an exhibit to the Original Filing filed with the Securities and Exchange Commission on February 14,
          2002)

23.2*     Consent of McGladrey & Pullen, LLP

24 Power of Attorney (filed as an exhibit to the Original Filing filed with the Securities and Exchange Commission on February 14, 2002)

_________________
*  Filed herewith

Item 9. Undertakings.

     Incorporated by reference to the Original Filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on April 16, 2002.

                                             ENTRAVISION COMMUNICATIONS
                                             CORPORATION

                                             By: /s/ Walter F. Ulloa
                                                 ------------------------------
                                                 Walter F. Ulloa
                                                 Chairman and Chief Executive
                                                 Officer

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed below by the following persons in the capacities and on the date indicated.

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
                Signature                                          Title                                  Date
                ---------                                          -----                                  ----
           /s/ Walter F. Ulloa                       Chairman, Chief Executive Officer               April 16, 2002
------------------------------------------
             Walter F. Ulloa                    and Director (principal executive officer)

        /s/ Philip C. Wilkinson*              President, Chief Operating Officer and Director        April 16, 2002
------------------------------------------
           Philip C. Wilkinson

           /s/ Jeanette Tully*                      Executive Vice President, Treasurer              April 16, 2002
------------------------------------------
             Jeanette Tully                             and Chief Financial Officer
                                                     (principal financial officer and
                                                       principal accounting officer)

           /s/ Paul A. Zevnik*                            Secretary and Director                     April 16, 2002
------------------------------------------
             Paul A. Zevnik

         /s/ Darryl B. Thompson*                                 Director                            April 16, 2002
------------------------------------------
           Darryl B. Thompson

          /s/ Amador S. Bustos*                                  Director                            April 16, 2002
------------------------------------------
            Amador S. Bustos

                                                                 Director                            April __, 2002
------------------------------------------
            Andrew W. Hobson

        /s/ Michael D. Wortsman*                                 Director                            April 16, 2002
------------------------------------------
           Michael D. Wortsman

          /s/ Michael S. Rosen*                                  Director                            April 16, 2002
------------------------------------------
            Michael S. Rosen

         /s/ Esteban E. Torres*                                  Director                            April 16, 2002
------------------------------------------
            Esteban E. Torres

        /s/ Patricia Diaz Dennis*                                Director                            April 16, 2002
------------------------------------------
          Patricia Diaz Dennis

          * /s/ Walter F. Ulloa                                                                      April 16, 2002
------------------------------------------
             Walter F. Ulloa
            Attorney-in-fact
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                                      II-3